Exhibit 99.1

Signature Exploration and Production Corp. Signs an Option Agreement to Acquire a Working Interest in Two Wells

HOUSTON, September 21, 2010: Signature Exploration and Production Corporation (OTCBB: SXLP), an independent energy company engaged in the exploration, development, exploitation and acquisition of oil and natural gas properties in the U.S., announced today that it has entered into a non-exclusive right and Option with Left Behind Recovery, LLC to acquire up to a 70% pre payout/50% post payout working interest in the drilling of two vertical wells.

Located in Caldwell County, Texas, in an uplift of the Austin Chalk geology, the drilling location is between the Pearsall and Giddings fields. These two fields have been producing oil and gas since the late 1960’s and, therefore, have provided a significant amount of data concerning the production history of the area. Nutech Energy Alliance, Ltd. a provider of advanced petrophysical, geological and engineering solutions, has analyzed this data to determine the proper location for the wells. The proposed wells are estimated to each contain approximately 320,000 barrels of oil.

“This drilling program will generate significant revenues for Signature. I believe using the expertise of Nutech, who have a 97% analysis success rate, and the management experience of Left Behind Recovery, LLC, greatly reduces our risk,” said Steven Weldon, Chairman and CEO of Signature Exploration and Production Corp. “This drilling program also further diversifies our Texas assets and creates the potential for strong operating cash flows.”

About Signature Exploration and Production Corp.

Signature Exploration and Production Corp. is an independent energy company engaged in the exploration, development, exploitation and acquisition of on-shore oil and natural gas properties in conventional producing areas along the gulf coast of Texas. Management's strategy is to continue making acquisitions of select properties that have been identified as economically attractive, technically and geologically sound and have significant upside potential. Visit www.signatureexploration.com for more information.

This news release contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities and Exchange Act of 1934, as amended. Statements in this news release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. These statements involve risks and uncertainties, which could cause actual results to differ materially from those in the forward-looking statements contained herein. Such risks and uncertainties may include, but are not limited to, the impact of competitive products, the ability to meet customer demand, the ability to manage growth, acquisitions of technology, equipment or human resources, the effect of economic and business conditions, the ability to attract and retain skilled personnel and factors outside the control of the Company. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although the Company believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in the Company's periodic reports filed from time-to-time with the United States Securities and Exchange Commission. This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

SOURCE Signature Exploration and Production Corporation